Exhibit 99.1

Tidewater to Present at the Capital One Southcoast 6th Annual Energy Conference

NEW ORLEANS, November 28, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Capital One Southcoast 6th Annual Energy Conference in New Orleans, Louisiana, on Tuesday, December 6, 2011, at approximately 10:20 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 6, 2011, at approximately 11:20 a.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 353 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506